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                                                                    Exhibit 10.8

January 23, 2003

STRICTLY PERSONAL AND CONFIDENTIAL
HAND DELIVERED, ORIGINAL TO FILE

Dear Cameron:

I am pleased to reconfirm your position as Senior Vice President Corporate Development, at ALDERWOODS GROUP, INC. This letter is intended to replace any other previous employment letters and/or contracts, between you and ALDERWOODS GROUP INC.

REPORTS TO:                         PAUL HOUSTON, PRESIDENT AND CEO
LOCATION:                           2225 SHEPPARD AVENUE EAST, SUITE 1100
                                    TORONTO, ONTARIO M2J 5C2

Please find listed below an outline of your employment terms;

     1)   BASE SALARY; your base salary is $175,000 CDN ( paid bi-weekly )

     2) ANNUAL INCENTIVE; you are entitled to participate at the annual executive level of 40% target and 80% maximum. Program details supplied to you .

     3) STOCK OPTIONS; you will be entitled to participate in the stock option program. The details of this grant will be covered by a separate stock option agreement as determined and administrated by the Board of Directors.

     4) BENEFITS PROGRAMS; you will be covered by the company's benefits programs, covering medical and dental plans.

     5) ANNUAL MEDICAL; you are entitled to take a company paid annual medical.

     6) RRSP PENSION; you will be eligible company's RRSP program in which you can make deposits and the company will match the value.

     7) CAR ALLOWANCE; you will be entitled to $600.00 CDN/ month (paid bi-weekly ).

     8) VACATION ENTITLEMENT; you are eligible for four (4) weeks vacation per year.

     9) TERMINATION OF EMPLOYMENT; if you should be terminated for any reason other than just cause, you will be entitled to receive twelve (12) months severance.

     10) CHANGE OF CONTROL; if there is a change in control whereby 51% or more of the company's shares change hands and as a result your employment is terminated, you will receive 24 months severance.


Sincerely,                                    Acceptance:

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Paul Houston, President and CEO               Cameron Duff